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                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Microsoft Corporation on Form S-8 of our report dated July 19, 1999, included and incorporated by reference in the Annual Report on Form 10-K of Microsoft Corporation for the year ended June 30, 1999.



Deloitte & Touche LLP
Seattle, Washington
November 23, 1999